As filed with the Securities and Exchange Commission on March 3, 2026

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

________________________

On Holding AG

(Exact Name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Switzerland (State or other jurisdiction of incorporation or organization)	3021 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

On Holding AG Long Term Incentive Plan 2021 (Full title of the plan)

________________________

Förrlibuckstrasse 190 8005 Zürich Switzerland +41 44 225 15 55 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

________________________

Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, NY 10168 +1 800 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________

Copies to:

Yasin Keshvargar Adam Kaminsky Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 +1 212 450-4000	Stephan Erni Patrick Schleiffer Lenz & Staehelin Brandschenkestrasse 24 CH-8027 Zürich Switzerland +41 58 450 80 00

________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION

Pursuant to General Instruction E to Form S-8, On Holding AG (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register an additional 10,000,000 Class A ordinary shares, par value CHF 0.10 each, that were approved for issuance under the On Holding AG Long Term Incentive Plan 2021. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on September 14, 2021 (Registration No. 333-259533).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)   Annual Report of the Registrant for the year ended December 31, 2025, filed with the Commission on  March 3, 2026 (the “Form 20-F”), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)  The description of the Registrant’s share capital, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40795), dated September 10, 2021, including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Registrant with Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

Exhibit Number
4.1	Amended and Restated Articles of Association of On Holding AG (translated into English) dated as of December 3, 2025 (incorporated by reference to Exhibit 1.1 of the Registrant’s Report on Form 20-F, filed with the Commission on March 3, 2026)
5.1*	Opinion of Lenz & Staehelin, Swiss counsel of On Holding AG, as to the validity of the securities being registered
23.1*	Consent of PricewaterhouseCoopers AG
23.2*	Consent of Lenz & Staehelin, Swiss counsel of On Holding AG (included in Exhibit 5.1)
24*	Powers of Attorney (included in the signature pages hereto)
99*	On Holding AG Long Term Incentive Plan 2021, as amended
107*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 3, 2026.

ON HOLDING AG

By:	/s/ David Allemann
	Name:	David Allemann
	Title:	Co- Founder and Executive Co-Chairman

By:	/s/ Caspar Coppetti
	Name:	Caspar Coppetti
	Title:	Co-Founder and Executive Co-Chairman

By:	/s/ Olivier Bernhard
	Name:	Olivier Bernhard
	Title:	Co-Founder and Executive Director

By:	/s/ Martin Hoffmann
	Name:	Martin Hoffmann
	Title:	Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Martin Hoffmann, David Allemann and Julie Pender and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on March 3, 2026 in the capacities indicated:

Name	Title	Date

/s/ David Allemann	Co-Founder and Executive Co-Chairman	March 3, 2026
David Allemann

/s/ Caspar Coppetti	Co-Founder and Executive Co-Chairman	March 3, 2026
Caspar Coppetti

/s/ Olivier Bernhard	Co-Founder and Executive Director	March 3, 2026
Olivier Bernhard

/s/ Martin Hoffmann	Chief Executive Officer and Chief Financial Officer
Martin Hoffmann	(principal executive officer, principal financial officer and principal accounting officer)	March 3, 2026

/s/ Alex Perez	Director	March 3, 2026
Alex Perez

/s/ Laura Miele	Director	March 3, 2026
Laura Miele

/s/ Amy Banse	Director	March 3, 2026
Amy Banse

/s/ Dennis Durkin	Director	March 3, 2026
Dennis Durkin

/s/ Helena Helmersson	Director	March 3, 2026
Helena Helmersson

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Under the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of On Holding AG, has signed this registration statement or amendment thereto on March 3, 2026.

Cogency Global Inc., Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President